Exhibit 99.2

LBC BANCSHARES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS – MARCH 21, 2019, AT 3:30 P.M. LOCAL TIME

CONTROL ID:

REQUEST ID:

The undersigned shareholder of LBC Bancshares, Inc. (the “Company”) hereby appoints Leonard H. Bateman, Jr. or Jared T. Jones, as proxy with full power of substitution, to vote all shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the “Meeting”) to be held at 101 Calumet Center Road, LaGrange, Georgia, on Thursday, March 21, 2019, at 3:30 p.m. local time, and at any adjournments thereof, upon the proposal described in the accompanying Notice of the Special Meeting and the Proxy Statement/Prospectus relating to the Meeting (the “Proxy Statement”), receipt of which is hereby acknowledged.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/LBC
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE SHAREHOLDERS OF LBC BANCSHARES, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1	FOR	AGAINST	ABSTAIN
To approve the merger agreement, also referred to as the Merger Proposal:	☐	☐	☐	CONTROL ID:

REQUEST ID:
Proposal 2	FOR	AGAINST	ABSTAIN
To approve the adjournment of the special meeting to a later date or dates if the board of directors determine it is necessary to solicit additional proxies:	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

This Proxy will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the proposal. Discretionary authority is hereby conferred as to all other matters that may come before the Meeting.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated:                         , 2019

PLEASE RETURN PROXY BY MARCH 21, 2019	(Print Name of Shareholder and/or Joint Tenant) (Signature of Shareholder) (Second Signature if held jointly)